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                                                      |__|   Participant's Copy
                                                      |__|   Aether's Copy


                              AETHER SYSTEMS, INC.
                           ACQUISITION INCENTIVE PLAN
                         RESTRICTED STOCK AGREEMENT FOR
                        REPLACEMENT GRANTS FOR EMPLOYEES


David Oros:

               Aether Systems, Inc. ("Aether") has granted you (the "Grants") under its Acquisition Incentive Plan (the "Plan") the number of shares of Aether common stock (the "Shares") set forth on one or more Exhibits A to this Agreement, subject to certain restrictions specified below in RESTRICTIONS. (While subject to the restrictions, this Agreement refers to the Shares as "Restricted Stock.").

        This Grant replaces one or more option grants you had previously received from Aether. You agree that you have no further claim to any portion of such option grant cancelled in connection with this Grant of Restricted Stock.

        The Grants are subject in all respects to the applicable provisions of the Plan. This Agreement does not cover all of the rules that apply to the Grants under the Plan, and the Plan defines any terms in this Agreement that the Agreement does not define.

        In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to each Grant:

RESTRICTIONS          You may not sell, assign, pledge, encumber, or otherwise
AND                   transfer any interest in the Restricted Stock until the
FORFEITURE            dates set forth in the Vesting Schedule in Exhibit A (at
                      which point the Restricted Stock will be referred to as "Vested").

                      Unless the Administrator determines otherwise at any time or Exhibit A provides otherwise, if your service with Aether (and its subsidiaries) terminates for any reason before all of your shares of Restricted Stock are Vested, then you will forfeit your unVested shares to the extent that they do not otherwise vest as a result of the termination. The forfeited shares of Restricted Stock will then immediately revert to Aether. You will receive no payment for shares that you forfeit.



VESTING               Assuming you remain an employee of (or director of)
SCHEDULE              Aether, all restrictions under RESTRICTIONS AND FORFEITURE will lapse on the Restricted Stock as set forth on Exhibit
                      A and they will become Vested, and you will be able, subject to normal securities limitations, to sell the Shares.

LIMITED STATUS        You understand and agree that Aether will not consider you a stockholder for any purpose with respect to the
                      Restricted Stock, unless and until they have been issued
                      to you, and they become Vested.
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VOTING                You may not vote the Restricted Shares unless and until
                      they become Vested.

POSSESSION            While unVested, the Restricted Stock will be held by an
                      agent or service provider designated by Aether. After
                      Vesting, Aether will direct the transfer of Shares to you in book entry form (either directly or to a brokerage firm).



ADDITIONAL            Aether may postpone issuing and delivering any Shares for
CONDITIONS            so long as Aether determines to be advisable to satisfy
TO RECEIPT            the following:

                              its completing or amending any securities registration or qualification of the Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

                              its receiving proof it considers satisfactory that a person seeking to receive the Shares after your death is entitled to do so;

                              your complying with any requests for
                              representations under the Plan; and

                              your complying with any federal, state, or local tax withholding obligations.

TAX                   Unless you made an 83(b) election within 30 days of the
WITHHOLDING           Date of Grant, you will be taxable on the Shares as they
                      become Vested and must arrange to pay the taxes on this income.


ADDITIONAL            If you receive Restricted Stock at a time when Aether does
REPRESENTATIONS       not have a current registration statement (generally on
FROM YOU              Form S-8) under the Securities Act of 1933 (the "Act")
                      that covers issuances of shares to you, you must comply with the following before Aether will release the Shares to you. You must --

                              represent to Aether, in a manner satisfactory to Aether's counsel, that you are acquiring the Shares for your own account and not with a view to reselling or distributing the Shares; and

                              agree that you will not sell, transfer, or otherwise dispose of the Shares unless:

                                   a registration statement under the Act is effective at the time of disposition with respect to the Shares you propose to sell, transfer, or otherwise dispose of; or

                                   Aether has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.


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ADDITIONAL            You will not receive the Shares if issuing the Shares
RESTRICTION           would violate any applicable federal or state securities
                      laws or other laws or regulations.

NO EFFECT ON          Nothing in this Agreement restricts Aether's rights or
EMPLOYMENT            those of any of its affiliates to terminate your
OR OTHER              employment or other relationship at any time, with or
RELATIONSHIP          without cause. The termination of employment or other
                      relationship, whether by Aether or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.

NO EFFECT ON          You understand and agree that the existence of an Option
RUNNING BUSINESS      will not affect in any way the right or power of Aether or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in Aether's capital structure or its business, or any merger or consolidation of Aether, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting
                      Aether's common stock or the rights thereof, or the dissolution or liquidation of Aether, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

GOVERNING LAW         The laws of the State of Delaware will govern all matters
                      relating to this Agreement, without regard to the principles of conflict of laws.

NOTICES Any notice you give to Aether must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of Aether's Secretary (or to the Chair of the Administrator if you are then serving as Secretary). If mailed, you should address it to Aether's Secretary (or the Chair of the Administrator) at Aether's then corporate headquarters, unless Aether directs participants to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. Aether and the Administrator will address any notices to you at your office or home address as reflected on Aether's personnel or other business records. You and Aether may change the address for notice by like notice to the other, and Aether can also change the address for notice by general announcements to participants.


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PLAN GOVERNS          Wherever a conflict may arise between the terms of this
                      Agreement and the terms of the Plan, the terms of the Plan will control.



                              AETHER SYSTEMS, INC.



                                 ACKNOWLEDGMENT

        I acknowledge I received a copy of the Plan and the prospectus describing the Plan. I represent that I have read and am familiar with the Plan's terms. By signing where indicated on Exhibit A, I accept each Grant subject to all of the terms and provisions of this Agreement and of the Plan under which the Grant is made, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to each Grant.

        NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE SECURITIES COVERED BY THE GRANT WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO AETHER OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO AETHER THAT SUCH REGISTRATION IS NOT REQUIRED.

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                              AETHER SYSTEMS, INC.
                           ACQUISITION INCENTIVE PLAN
              RESTRICTED STOCK REPLACEMENT AGREEMENT FOR EMPLOYEES
                                    EXHIBIT A


Recipient Information:
---------------------

Name:                 David Oros

S.S.N.:                      -      -
                      ----------------------

Signature:            X    /s/ David S. Oros
                        ---------------------------

Grant Information:
-----------------

Restricted Shares:    105,000

Date of Grant:        1-5-01

Vesting Schedule: This Grant is nonforfeitable ("Vested") as to 10% of the Shares of Restricted Stock on October 1, 2001, 30% of the Shares of Restricted Stock on October 1, 2002, 30% of the Shares of Restricted Stock on October 1, 2003, 30% of the Shares of Restricted Stock on October 1, 2004 (each a "Vesting Date"), assuming you remain employed through those dates.

Grant Expiration Rules:       You will forfeit any unVested portions this Grant
                              immediately when you cease to be employed. Ceasing to be employed for this purposes includes death and termination as a result of disability.

Special Tax Rule:             You acknowledge that, unless you notify Aether to
                              the contrary, sufficient Shares will be sold to cover any tax withholding obligations as of each Vesting Date. You may select in advance (under procedures Aether will provide) to sell more or fewer Shares than withholding requires. If selling the Shares is impractical or not permitted or you elect not to have Shares sold, you agree to provide whatever withholding payments are required. You further acknowledge that the withheld taxes may not satisfy all of your tax obligations with respect to the Shares.

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